Exhibit 10.3

MASTER SHARED SERVICES AGREEMENT

BETWEEN

THE FCP COMPANIES IDENTIFIED HEREIN

AND

THE SHARED SERVICES COMPANIES IDENTIFIED HEREIN

MADE EFFECTIVE AS OF

JULY 5, 2008, 11:59 P.M., MOUNTAIN DAYLIGHT TIME

MASTER SHARED SERVICES AGREEMENT

This MASTER SHARED SERVICES AGREEMENT (this “Agreement”), dated as of July 7, 2008, and effective as of July 5, 2008, at 11:59 P.M. Mountain Daylight Time, is made by and among Franklin Covey Products, LLC, a Utah limited liability company (“FCP”), Franklin Covey Products Canada ULC, a Canadian corporation (“FCP Canada”), Franklin Covey Products Europe Limited, a company registered in the United Kingdom (“FCP Europe”), and FC Products de Mexico S. de R.L. de C.V. (“FCP Mexico” and, together with FCP, FCP Canada and FCP Europe, the “FCP Companies”), and Franklin Covey Co., a Utah corporation (the “Company”), Franklin Covey Client Sales, Inc., a Utah corporation (“Client Sales”), Franklin Covey Product Sales, Inc., a Utah corporation (“Product Sales”), Franklin Development Corp., a Utah corporation (“Development”), Franklin Covey de Mexico S. de R.L. de C.V. (“FC Mexico”), Franklin Covey Canada, Ltd. (“Canada”), and Franklin Covey Europe, Ltd. (“Europe” and together with the Company, Client Sales, Product Sales, FC Mexico and Canada, the “Shared Services Companies”).

Recitals

WHEREAS, the Shared Services Companies and FCP, together with the other Selling Companies named therein, are parties to a Master Asset Purchase Agreement dated as of May 22, 2008, as amended (the “Master Asset Purchase Agreement”) and the Ancillary Agreements contemplated therein (collectively, the “Transaction Agreements”), including the Master License Agreement effective as of July 5, 2008 at 11:59 P.M. Mountain Daylight Time (the “Master License Agreement”), pursuant to which the Selling Companies have agreed to sell and license to FCP or the other FCP Companies, and FCP has agreed to buy and license, or cause the other FCP Companies to buy and license, from the Selling Companies, certain assets relating to the Company’s Consumer Solution Business Unit (the “Business”) as identified therein; and

WHEREAS, in connection with the transactions contemplated by the Transaction Agreements, the Shared Services Companies, FCP and the other FCP Companies have agreed to enter into this Agreement to provide for the provision of certain shared services on the terms and conditions and for the time periods set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Definitions.  Any term used herein that is not defined in this Agreement but is defined in the Transaction Agreements has the meaning ascribed to it in the Transaction Agreements.

2. Shared Services.

(a) Services.  On the terms and subject to the conditions of this Agreement, from and after the Closing Date, the Shared Services Companies will provide to the FCP Companies the services described on the Schedules attached to this Agreement (the “Shared Services”) and other services described in this Agreement.  A list of the Schedules is attached to this Agreement as Exhibit 1.  Unless otherwise provided in any Schedule, the term

“Consistent With Past Practice” means substantially in the same scope, nature and manner as such services were provided immediately prior to the Closing Date.

(b) Pricing.  In consideration of the provision of each of the Shared Services, the applicable FCP Companies will pay the amounts set forth on each of the Schedules attached hereto (as such schedules may be amended from time to time, the “Schedules”).  Except as provided on the Schedules, on or before the first day of each month, the applicable FCP Companies will pay to the Company, in advance, any fixed fee amounts for Shared Services to be provided by the Shared Services Companies to any FCP Companies in each month, as set forth on the Schedules.  Unless otherwise set forth on the Schedules, the Company will invoice FCP monthly for all other Shared Services rendered through the end of each month, or as otherwise provided in the Schedules or agreed by the parties in writing, and FCP will pay, or will cause the other FCP Companies to pay, as applicable, all invoices in full within forty-five (45) days of receipt.  The parties agree that (i) the amounts set forth in the Schedules (including, but not limited to, the fixed fees set forth in Schedule A and Schedule B) are based upon historical allocations of costs attributable to the Business prior to the Closing Date, and (ii) none of such amounts set forth in the Schedules represent a premium or mark-up above the Company’s historical allocated or estimated costs to provide such Shared Services.

(c) Third-Party Services.

(i) On the terms and subject to the conditions of this Agreement, the Company will use commercially reasonable efforts to cause the services set forth on the Schedules attached hereto, which prior to the Closing Date were provided to the Business by third parties (“Third-Party Services”), to be provided to the FCP Companies as set forth on the Schedules attached hereto.  If any additional services are provided to the Business by third parties and such services have not been assigned to FCP pursuant to the Master Asset Purchase Agreement or have not otherwise been provided for in this Agreement or in the Ancillary Agreements, the Company and FCP will, in good faith, seek to enter into any additional Schedules pursuant to Section 2(d) of this Agreement so that such services may be provided to the FCP Companies.

(ii) If the Company has not obtained all Required Consents pursuant to the Master Asset Purchase Agreement, and irrespective of such failure, the Closing occurs, then, in accordance with Section 2.9 of the Master Asset Purchase Agreement, the Company will use commercially reasonable efforts to obtain all such Required Consents as promptly as reasonably practicable following Closing.  Prior to obtaining such unobtained Required Consents, the Shared Services Companies will (1) as requested by FCP, (A) use commercially reasonable efforts to provide the benefits of the Restricted Assets to the FCP Companies in substantially the same manner as such benefits were provided to the Business immediately prior to the Closing Date, or (B) cooperate in good faith with the FCP Companies to pursue and effectuate any reasonable and lawful alternative arrangement to provide the benefits of the Restricted Assets to the FCP Companies including, with respect to unobtained Required Consents relating to leases of real property, entering into subleases to the extent permitted under the terms of the applicable lease agreements; and (2) as reasonably requested by any FCP Company, enforce any rights of the Shared Services Companies under any

Restricted Asset or, to the extent permitted under any agreement that is the subject of an unobtained Required Consent, assign the right to enforce such rights to the FCP Companies.

(iii) FCP shall reimburse the Company for any actual costs, expenses or other obligations to third parties that the Company incurs in performing services related to the Restricted Assets or enforcing any rights under the Restricted Assets pursuant to Section 2(c)(ii).  Pursuant to Section 2(b), the Company will provide FCP an invoice containing a reasonably detailed description of the services provided by the Company under this Section 2(c)(iii), and FCP shall pay the Company, for such actual costs, expenses or other obligations for which it is entitled to reimbursement pursuant to this Section 2(c)(iii) as set forth in the invoice.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall any FCP Company be obligated to reimburse the Company for any costs, expenses or other obligations incurred by the Company in connection with obtaining any Required Consent.

(iv) If the Company successfully obtains a Required Consent following the Closing Date, the Restricted Assets related to such Required Consent will be transferred to the FCP Companies pursuant to the terms of the Master Asset Purchase Agreement and will no longer be subject to the terms of this Agreement.

(d) Other Shared Services.  During the term of this Agreement, the Shared Services Companies may provide additional services to the FCP Companies pursuant to the terms of this Agreement that are not specifically referenced in this Section 2 or on the Schedules, provided that such additional services are requested by FCP in writing, are consistent with the types of services provided by the Shared Services Companies to the Business prior to the Closing Date, and are described in a Schedule executed by the parties and attached to and incorporated into this Agreement.

3. Standard of Performance.  For Shared Services provided directly by the Shared Services Companies, the Shared Services Companies will perform such Shared Services in a timely, competent and workmanlike manner and in a nature and at levels Consistent With Past Practice; provided, however, that if the Shared Services are of a kind that the Shared Services Companies provide internally or to other Shared Services Companies, and, following the Closing Date, the Shared Services Companies provide such Shared Services in a manner or at a level higher than such Shared Services were provided prior to the Closing Date, such Shared Services Companies will in good faith provide such Shared Services consistent with the manner or level at which they are then providing such Shared Services.

4. Relationship Managers.  Each of the Company and FCP shall appoint a relationship manager who shall serve as its primary point of contact in all matters relating to this Agreement (a “Relationship Manager”).  The Relationship Managers shall participate in regular meetings to review the parties’ performance hereunder, to resolve any issues arising out of the rights granted to and obligations undertaken by, the parties hereunder, to prepare and execute revised and/or additional Schedules for Shared Services, and otherwise to manage the parties’ relationship under this Agreement.

5. Confidentiality.

(a) Definition.  “Confidential Information” means all information disclosed by a FCP Company or a Shared Services Company (the “Discloser”) to a Shared Services Company or a FCP Company, respectively (the “Recipient”) (in writing, orally or in any other form) that is designated, at or before the time of disclosure, as confidential.  Confidential Information does not include information or material that (i) is now, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available; (ii) is or was known by the Recipient at or before the time such information or material was received from the Discloser; (iii) is furnished to the Recipient by a third party that is not under an obligation of confidentiality to the Discloser with respect to such information or material; or (iv) is independently developed by the Recipient.

(b) Restrictions on Use.  The Recipient shall hold Confidential Information in confidence and shall not disclose to third parties or use such information for any purpose whatsoever other than as necessary in order to fulfill its obligations or exercise its rights under this Agreement.  The Recipient shall take all reasonable measures to protect the confidentiality of the Discloser’s Confidential Information in a manner that is at least protective as the measures it uses to maintain the confidentiality of its own Confidential Information of similar importance.  Notwithstanding the foregoing, the Recipient may disclose the Discloser’s Confidential Information (i) to employees and consultants that have a need to know such information, provided that each such employee and consultant is under a duty of nondisclosure that is consistent with the confidentiality and nondisclosure provisions herein, and (ii) to the extent the Recipient is legally compelled to disclose such Confidential Information, provided that the Recipient shall give advance notice of such compelled disclosure to the Discloser, and shall cooperate with the Discloser in connection with any efforts to prevent or limit the scope of such disclosure or use of the Confidential Information.

6. Term and Termination.

(a) Term.  The term of this Agreement will commence on the date hereof and continue until the termination of the last to terminate of the Schedules attached hereto, unless earlier terminated in accordance with this Section 6, provided that in no event shall the provisions of Sections 2(c)(ii), (iii) and (iv) terminate unless and until all Required Consents have been obtained.

(b) Termination.  Except as otherwise provided in any Schedule, either the Company or FCP may terminate any of the Shared Services contemplated in any Schedule at any time without cause by providing the number of days advance written notice as is specified in such Schedule for the Shared Services to be terminated.  Such termination will not affect FCP’s obligation to make full payment for all services actually rendered under this Agreement prior to such termination or the parties’ obligations with regard to other Schedules still in force.

(c) Bankruptcy.  If either the Company or FCP hereto becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or if a receiver is appointed to take charge of its property and such proceeding is not vacated or terminated within ninety (90) days after its commencement or institution, the other may immediately terminate this Agreement by written notice.  Any such termination will be without prejudice to accrued rights of the terminating party, and to other rights and remedies for default.

7. Miscellaneous.

(a) Assignment.  Unless this Agreement is (i) assigned by any FCP Company to another FCP Company or (ii) assigned jointly and concurrently with the Master License Agreement to the same assignee as the valid assignee of the Master License Agreement subject to all of the terms and conditions of the Master License Agreement, and any such assignee (whether under clause (i) or (ii)) expressly agrees in writing to assume all of the obligations of the FCP Companies or the applicable assigning FCP Company under this Agreement, no FCP Companies shall, and shall have the right to, assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of their rights or obligations under this Agreement without the prior written consent of the Company in its sole discretion.  Unless this Agreement is assigned by any Shared Services Company to another Shared Services Company, by operation of law or pursuant to a Change in Control (as defined below), such Shared Services Company shall not have the right to, assign, sell, transfer, delegate or otherwise dispose of this Agreement or any of their rights or obligations under this Agreement to any third-party without the prior written consent of FCP in its sole discretion; provided that any Shared Services Company may assign the performance of any Shared Services to another Shared Services Company without the consent of FCP.  Except as expressly provided herein, any purported assignment, sale, transfer, delegation or other disposition hereunder shall be null and void.  The term “Change in Control” means (i) a merger, consolidation or reorganization of a Shared Services Company other than a merger, consolidation or reorganization resulting in the voting securities of such Shared Services Company outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the securities of such Shared Services Company or the surviving entity or any parent thereof outstanding immediately thereafter, (ii) the acquisition by a person or persons acting as a group of equity securities, which together with equity securities already held by such person or persons, constitutes more than 50% of the total voting power of such Shared Services Company or (iii) any transfer or other disposition of all or substantially all such Shared Services Company’s assets.

(b) Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(c) Interpretation.

(i) Unless otherwise indicated to the contrary in this Agreement by the context or use thereof:  (a) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section, Article or paragraph hereof; (b) references in this Agreement to Sections or paragraphs refer to sections, articles or paragraphs of this Agreement; (c) headings of Sections are provided for convenience only and shall not affect the construction or interpretation of this Agreement; (d) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (e) words importing the singular shall also include the plural, and vice versa; (f) the words “include”, “includes” and “including” shall be deemed to be followed in each case by the phrase “without limitation”; (g) any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect from time to time; (h) any reference to an agreement, contract or other document as of a given date means the agreement, contract or other document as amended, supplemented and modified from time to time through such date; (i) “$” and “Dollars” mean the lawful currency of the United States of America and any threshold set in Dollars herein shall be deemed to refer to the equivalent amount in any other currency, as the context may require; and (j) “or” shall include the meanings “either” or “both;” (k) any statements that an action has not occurred in the past means that it is also not presently occurring; and (l) any statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

(ii) The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement.  The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance.   Except as otherwise provided in this Agreement or any Transaction Agreement, when any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion.

(d) Amendment and Waiver.  Except as otherwise provided herein, including the addition or revision of Schedules pursuant to Sections 2(d) and 4, this Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  In addition, no course of dealing between or among any parties having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.

(e) Governing Law.  The domestic law, without regard to conflicts of laws principles, of the State of Utah will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

(f) Consent to Jurisdiction.

(i) Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.

(ii) The parties further agree that service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the state and federal courts located in the State of Utah with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding clause (i).

(iii) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

(iv) The parties shall attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement promptly by confidential mediation under the CPR Mediation Procedure in effect on the Effective Date, before resorting to litigation.  If such dispute or claim is not settled by the parties through mediation within forty-five (45) days after the first meeting of the parties with the mediator to discuss the matter, or if the parties agree to terminate mediation sooner, then either party may initiate a litigation action subject to all of the terms and conditions of this Agreement.

(g) Limitation on Liability.

(i) Except as otherwise set forth in any Schedule, if any of the Shared Services Companies, on the one hand, or any of the FCP Companies, on the other (in either case, the “Liable Party Group”), is held or found to be liable to any of the FCP Companies, on the one hand, or any of the Shared Services Companies, on the other (the “Recipient Party Group”), for any claim, liability, loss or expense (a “Loss”) relating to or arising from a breach of any representation or warranty contained in this Agreement, whether based on an action or claim in contract, negligence, tort or otherwise, the amount of damages recoverable for such Loss by the Recipient Party Group from the Liable Party Group will not exceed $3,200,000 minus the sum of (A) the aggregate amount of Losses arising under this Agreement and paid by the Liable Party Group to the Recipient Party Group, and (B) the aggregate amount of any liabilities for damages arising from a breach of any representation or warranty contained in any Transaction Agreement paid by the Liable Party Group to the Recipient Party Group.

(ii) Except as otherwise set forth in any Schedule, the Shared Services Companies shall have no liability to any FCP Company for any Loss arising from or relating to (A) the Shared Services except to the extent such Loss is caused by the willful misconduct or fraud of a Shared Services Company or (B) any services provided by a third party in connection with the Shared Services, provided, however, that, as reasonably requested by FCP, the Company will use commercially reasonable efforts to enforce any rights the Shared Services Companies may have against any such third party or, to the extent permitted under any agreement with such third party, use commercially reasonable efforts to assign the right to enforce such rights to FCP.  FCP shall bear the costs of any enforcement action taken by any Shared Services Company as contemplated in clause (B) in accordance with the provisions of Section 2(c)(iii) of this Agreement.

(iii) Except as otherwise set forth in any Schedule, nothing in this Agreement shall limit the Shared Services Companies from pursuing all rights and remedies that may be available to them relating to all amounts due and payable to the Shared Services Companies by any FCP Company pursuant to this Agreement or any of the Schedules.

(h) Independent Contractors.  Each party is an independent contractor and neither party’s personnel are employees or agents of the other party for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation or benefits of the other.

Except for the specific obligations set forth in this Agreement, nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute either party the agent or representative of the other.

(i) Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device).  Notices, demands and communications to the FCP Companies and the Shared Services Companies will, unless another address is specified in writing, be sent to the address indicated below:

If to the Shared Services Companies: Franklin Covey Co. 2200 West Parkway Blvd. Salt Lake City, Utah 84119 Attn: Lori Smith Facsimile No. (801) 817-8747
With a copy to: Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84010 Attn: Nolan S. Taylor Facsimile No. (801) 933-7373
If to the FCP Companies: Franklin Covey Products, LLC 2250 West Parkway Blvd. Salt Lake City, Utah 84119 Attn: Robert Sumbot Facsimile No.
With a copy to: Snell & Wilmer L.L.P. 15 West South Temple, Suite 1200 Salt Lake City, Utah 84101 Attn: John G. Weston Facsimile No. (801) 257-1800

(j) Complete Agreement.  This Agreement and the Schedules and Exhibits attached hereto and, when executed and delivered, the Master Asset Purchase Agreement and the Ancillary Agreements, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.  FCP acknowledges that the Company has made no representations, warranties, agreements, undertakings or promises except for those expressly set forth in this Agreement or in agreements referred to herein that survive the execution and delivery of this Agreement.

(k) Signatures, Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Master Shared Services Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN COVEY PRODUCTS, LLC
By:	/s/ Sarah Merz
Name:	Sarah Merz
Title:	Chief Executive Officer and President

FRANKLIN COVEY PRODUCTS CANADA ULC
By:	/s/ Sarah Merz
Name:	Sarah Merz
Title:	Chief Executive Officer and President

FRANKLIN COVEY PRODUCTS EUROPE LIMITED
By:	/s/ Sarah Merz
Name:	Sarah Merz
Title:	Chief Executive Officer and President

FC PRODUCTS DE MEXICO, S. DE R.L. DE C.V.
By:	/s/ Sarah Merz
Name:	Sarah Merz
Title:	Chief Executive Officer and President

FRANKLIN COVEY CO.
By:	/s/ Robert A. Whitman
Name:	Robert A. Whitman
Title:	Chairman and Chief Executive Officer

FRANKLIN COVEY CLIENT SALES, INC.
By:	/s/ Steve Young
Name:	Steve Young
Title:	Chief Financial Officer

FRANKLIN COVEY PRODUCT SALES, INC.
By:	/s/ Steve Young
Name:	Steve Young
Title:	Chief Financial Officer

FRANKLIN DEVELOPMENT CORP.
By:	/s/ Robert A. Whitman
Name:	Robert A. Whitman
Title:	President

FRANKLIN COVEY CANADA, LTD.
By:	/s/ Robert A. Whitman
Name:	Robert A. Whitman
Title:	President

FRANKLIN COVEY EUROPE, LTD.
By:	/s/ Robert A. Whitman
Name:	Robert A. Whitman
Title:	President

FRANKLIN COVEY DE MEXICO S. DE R.L. DE C.V.
By:	/s/ Robert A. Whitman
Name:	Robert A. Whitman
Title:	President